Exhibit 99.4

TYCO ELECTRONICS LTD.
COMBINED SEGMENT RESULTS
Fiscal Years Ended September 29, 2006, September 30, 2005, and September 30, 2004

	Fiscal
	2006	2005	2004
	(in millions)
Net sales
Electronic Components	$9,386	$8,757	$8,220
Network Solutions	1,740	1,526	1,324
Wireless Systems	874	871	835
Undersea Telecommunications	300	279	229
Total	$12,300	$11,433	$10,608

Operating income (loss)
Electronic Components	$1,404	$1,398	$1,467
Network Solutions	268	225	168
Wireless Systems	(239)	92	62
Undersea Telecommunications	15	292	(78)
Total	$1,448	$2,007	$1,619